UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                      ------------------------------------


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): March 27, 2002


                        EMMIS COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)




           Indiana                       0-23264                 35-1542018
------------------------------        --------------         -------------------
       (State or other                 (Commission            (I.R.S. Employer
jurisdiction of incorporation)         File Number)          Identification No.)


One Emmis Plaza, 40 Monument Circle
Suite 700
Indianapolis, IN                                       46204
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(Address of principal executive offices)             (zip code)



Registrant's telephone number, including area code:  (317) 266-0100
                                                     --------------


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Item 5.  Other Events

         On March 27, 2002, we priced our offering of 4,000,000 shares of our Class A common stock at $26.80 per share. Attached to this report as Exhibit 1.1 are the Terms Agreement and the Underwriting Agreement, dated March 27, 2002 by and among us, Deutsche Banc Alex. Brown Inc. and Credit Suisse First Boston Corporation relating to the issuance and sale of the 4,000,000 shares. Under the Underwriting Agreement, the underwriters have a 30-day option to purchase up to an additional 600,000 shares to cover over-allotments, if any.

         On March 27, 2002, we issued the press release attached as to this report as Exhibit 99.1. The text of that press release is incorporated in this Item by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         EXHIBIT #          DESCRIPTION

         1.1 Terms Agreement and Underwriting Agreement, dated as of March 27, 2002, among Emmis Communications Corporation, Deutsche Banc Alex. Brown Inc. and Credit Suisse First Boston Corporation.

         99.1               Press release dated March 27, 2002.








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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: March 28, 2002                        EMMIS COMMUNICATIONS CORPORATION


                                            By: /s/ J. Scott Enright
                                                ------------------------------
                                                J. Scott Enright
                                                Vice President and Associate
                                                   General Counsel









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


                                  Exhibit List


          EXHIBIT #           DESCRIPTION
          ---------           -----------

          1.1 Terms Agreement and Underwriting Agreement, dated as of March 27, 2002, among Emmis Communications Corporation, Deutsche Banc Alex. Brown Inc. and Credit Suisse First Boston Corporation.

          99.1                Press release dated March 27, 2002.






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